Exhibit 99.1

More information:

Torrey Martin

SVP, Communications and Corporate Development

203.956.8746

tmartin@affiniongroup.com

AFFINION GROUP HOLDINGS, INC. AND AFFINION GROUP, INC. ANNOUNCE

PRIVATE EXCHANGE OFFERS AND RELATED CONSENT SOLICITATIONS FOR

THE 7.875% SENIOR NOTES DUE 2018, 13.75%/14.50% SENIOR SECURED

PIK/TOGGLE NOTES DUE 2018 AND 13.50% SENIOR SUBORDINATED NOTES DUE

2018

STAMFORD, Conn., April 3, 2017 — Affinion Group Holdings, Inc. (“Affinion Holdings”) and Affinion Group, Inc. (“Affinion Group”) announced today that on April 3, 2017, (1) Affinion Group commenced an offer to exchange or repurchase for cash at the holder’s election (collectively, the “AGI Exchange Offer”) all of the outstanding 7.875% Senior Notes due 2018 (the “Existing AGI Notes”) of Affinion Group for the consideration set forth in the table below, (2) Affinion Holdings commenced an offer to exchange or repurchase for cash at the holder’s election (collectively, the “Holdings Exchange Offer”) all of the outstanding 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 (the “Existing Holdings Notes”) of Affinion Holdings for the consideration set forth in the table below and (3) Affinion Investments, LLC (“Affinion Investments”), an existing wholly owned unrestricted subsidiary of Affinion Group, commenced an offer to exchange or repurchase for cash at the holder’s election (the “Investments Exchange Offer” and, together with the AGI Exchange Offer and the Holdings Exchange Offer, the “Exchange Offers”) all of the outstanding 13.50% Senior Subordinated Notes due 2018 (the “Existing Investments Notes” and, together with the Existing AGI Notes and the Existing Holdings Notes, the “Existing Notes”) of Affinion Investments for the consideration set forth in the table below. The purpose of the Exchange Offers and related Consent Solicitations (as defined below) is to extend the maturities of the Existing Notes from 2018 to 2022, thereby providing Affinion Holdings and Affinion Group with additional flexibility to execute their strategic initiatives and grow their business.

Existing Notes to be Exchanged	Outstanding Aggregate Principal Amount	Total Consideration Amount (in Principal Amount) for each $1,000 Principal Amount of Existing Notes Tendered On or Prior to the Consent Time	Exchange Consideration Amount (in Principal Amount) for each $1,000 Principal Amount of Existing Notes Tendered After the Consent Time
Affinion Group, Inc.’s 7.875% Senior Notes due 2018 CUSIP No. 00828D AN1	$475,000,000	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $930 in cash(2)	$990 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.34 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $920 in cash(2)

Affinion Group Holdings, Inc.’s 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 CUSIP No. 008294 AE0	$16,111,533	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $700 in cash(2)	$990 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.34 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $690 in cash(2)

Affinion Investments, LLC’s 13.50% Senior Subordinated Notes due 2018 CUSIP No. 00831L AC2	$22,609,200	$1,000 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.37 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $880 in cash(2)	$990 of Affinion Group, Inc.’s Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 and New Warrants to purchase 3.34 shares of Affinion Group Holdings, Inc.’s Common Stock(1) or $870 in cash(2)

(1)	In addition, with respect to the Notes Election (as defined below), accrued and unpaid interest to, but not including, the Settlement Date (as defined below) for the Existing Notes accepted for purchase will be paid on the Settlement Date in the form of New Notes and New Warrants.

(2)	In addition, with respect to the Cash Election (as defined below), accrued and unpaid interest to, but not including, the Settlement Date (as defined below) for the Existing Notes accepted for purchase will be paid on the Settlement Date in the form of cash.

For any interest payment period ending on or prior to the date that is the 18 month anniversary of the Settlement Date, Affinion Group may, at its option, elect to pay interest on the New Notes (1) entirely in cash (“Cash Interest”) at a rate per annum of 12.50% or (2) entirely by increasing the principal amount of the outstanding New Notes or by issuing PIK notes (“PIK Interest”) at a rate per annum of 14.00%, provided that interest for the first interest period commencing on the Settlement Date shall be payable entirely in PIK Interest. For any interest payment period ending after the date that is the 18 month anniversary of the Settlement Date, depending on certain financial ratios, Affinion Group may elect, or may be required, to pay interest on the New Notes (i) entirely in Cash Interest at a rate per annum of 12.50%, (ii) as a combination (“Combined Interest”) of Cash Interest at a rate per annum of 6.50% and PIK Interest at a rate per annum of 7.50% or (iii) as PIK Interest at a rate per annum of (x) 14.75% for any interest payment period ending on or prior to the date that is the 30 month anniversary of the Settlement Date or (y) 15.50% for any interest payment period ending after the date that is the 30 month anniversary of the Settlement Date.

On March 31, 2017, certain holders of Existing Notes (the “Significant Holders”), including, among others, affiliates or managed funds of Elliott Management Corporation and Franklin Mutual Advisers, LLC, which collectively held, as of such date, approximately $237.5 million (50.0%) aggregate principal amount of the Existing AGI Notes, entered into a support agreement (the “Support Agreement”) with Affinion Holdings, Affinion Group and Affinion Investments. Pursuant to the Support Agreement, the Significant Holders agreed to tender in the Exchange Offers their Existing Notes. The consummation of the Exchange Offers and the obligations of the Significant Holders to tender their Existing Notes in the Exchange Offers are subject to certain terms and conditions set forth in the Support Agreement.

Also on March 31, 2017, affiliates of Elliott Management Corporation (“Elliott”), Franklin Mutual Quest Fund, a fund managed by Franklin Mutual Advisers, LLC (“Franklin”), affiliates of Empyrean Capital Partners, LP (“Empyrean”), and Metro SPV LLC, an affiliate of ICG Strategic Secondaries Advisors LLC (“ICG”) (collectively, in such capacity, the “Investors”), entered into an investor purchase agreement (the “Investor Purchase Agreement”) with Affinion Holdings, Affinion Group and Affinion Investments, whereby the Investors (or affiliates of the Investors) agreed to purchase an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds for us to repurchase any Existing Notes tendered for cash consideration in the Exchange Offers (the “Initial Investment”). Further, if Affinion Holdings, Affinion Group or Affinion Investments exercises its option to redeem any Existing Notes not tendered in the Exchange Offers, under the Investor Purchase Agreement, we have the option to obligate the Investors to purchase an aggregate principal amount of New Notes and New Warrants that would yield sufficient cash proceeds to redeem any Existing Notes not tendered in the Exchange Offers (the “Follow-On Investment” and, together with the Initial Investment, the “Investment”). The Initial Investment would be made at or about the closing of the Exchange Offers, subject to the conditions thereto having been satisfied as set forth in the Investor Purchase Agreement. Any Follow-On Investments would be made upon the exercise by us of our option within 90 days from the consummation of the Exchange Offers, subject to us delivering a notice of optional redemption to the holders of a series of Existing Notes for which the Follow-On Investment funds would be used and the valid tender and acceptance by us of at least 90%, of the aggregate principal amount of the applicable series of Existing Notes in the Exchange Offers, which minimum participation condition may be waived by us in our sole discretion.

Also on March 31, 2017, Affinion Group entered into a Commitment Letter (the “Commitment Letter”) with HPS Investment Partners, LLC (“HPS”), pursuant to which HPS committed to provide a new credit facility (the “New Credit Facility”) consisting of a $110 million senior secured revolving credit facility, such commitment to be reduced to $80 million on the one year anniversary of the Settlement Date (the “New Revolving Credit Facility”), and a $1.34 billion senior secured term facility (the “New Term Loan Facility”). Affinion Group intends to use the proceeds to, among other things, refinance existing indebtedness under its existing credit facility (the “Credit Agreement Refinancing”) and redeem all of the outstanding 7.5% Cash/PIK Senior Notes due 2018 (the “International Notes”) of Affinion International Holdings Limited (“Affinion International”) and discharge the indenture governing the International Notes.

Upon the consummation of the Credit Agreement Refinancing, all of the provisions of a new credit agreement among Affinion Holdings, Affinion Group, as the borrower, the lenders party thereto from time to time, HPS Investment Partners, LLC, as administrative agent and collateral agent for the lenders, and HPS Investment Partners, LLC, as lead arranger, syndication agent, documentation agent and bookrunner, including the following, will become operative and in effect:

•	the issuance of the New Revolving Credit Facility and the New Term Loan Facility, each of which shall mature in 2022;

•	the ability to add a letter of credit subfacility and a swingline loan subfacility under the New Revolving Credit Facility; and

•	certain financial, affirmative and negative covenants.

The Exchange Offers are open only to (1) holders of Existing Notes who are “qualified institutional buyers,” (2) holders of Existing Notes who are institutional “accredited investors” and (3) holders of Existing Notes who are not “U.S. persons,” as such terms are defined under the Securities Act of 1933, as amended (the “Securities Act”) (such eligible holders are referred to herein as “Eligible Holders”).

Concurrently with the Exchange Offers, Affinion Group, Affinion Holdings and Affinion Investments are soliciting consents (the “Consent Solicitations”) from Eligible Holders to certain amendments (the “Proposed Amendments”) to (1) the indenture governing the Existing AGI Notes (the “Existing AGI Indenture”) to remove substantially all of the restrictive covenants and certain of the default provisions in the Existing AGI Indenture and to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing AGI Indenture, (2) the indenture governing the Existing Holdings Notes (the “Existing Holdings Indenture”) to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Holdings Indenture and (3) the indenture governing the Existing Investments Notes (the “Existing Investments Indenture” and, together with the Existing AGI Indenture and the Existing Holdings Indenture, the “Existing Indentures”) to reduce from 30 days to three business days the minimum notice period for optional redemptions in the Existing Investments Indenture. Eligible Holders tendering Existing Notes in the Exchange Offers must also deliver consents to the Proposed Amendments with respect to such Existing Notes. Approval of the Proposed Amendments requires the consent of holders of at least a majority of the aggregate outstanding principal amount of each series of Existing Notes, not including Existing Notes held by affiliates of Affinion Holdings, Affinion Group or Affinion Investments.

The Exchange Offers and Consent Solicitations are scheduled to expire at 5:00 p.m., New York City time, on May 5, 2017 (as such date and time may be extended or earlier terminated, the “Expiration Time”). It is expected that the settlement date for the Exchange Offers and Consent Solicitations (the “Settlement Date”) will be the third business day following the Expiration Time or as soon as practicable thereafter.

Eligible Holders that validly tender, and do not properly withdraw, their Existing AGI Notes at or prior to 5:00 p.m., New York City time, on April 14, 2017 (as such date and time may be extended, the “Consent Time”), will be eligible to receive, for each $1,000 principal amount of Existing AGI Notes, the total consideration of:

•	(1) $1,000 principal amount of new Senior Cash 12.5% / PIK Step-Up to 15.5% Notes due 2022 of Affinion Group (the “New Notes”), plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and Warrants (the “New Warrants”) to purchase 3.37 shares of Common Stock, par value $0.01 per share, of Affinion Holdings (the “Common Stock”); and (2) New Warrants to purchase 3.37 shares of Common Stock; or

•	cash in the amount of $930, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

Eligible Holders that validly tender, and do not withdraw, their Existing Holdings Notes at or prior to the Consent Time, will be eligible to receive, for each $1,000 principal amount of Existing Holdings Notes, the total consideration of:

•	(1) $1,000 principal amount of New Notes, plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and New Warrants; and (2) New Warrants to purchase 3.37 shares of Common Stock; or

•	cash in the amount of $700, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

Eligible Holders that validly tender, and do not withdraw, their Existing Investments Notes at or prior to the Consent Time, will be eligible to receive, for each $1,000 principal amount of Existing Investments Notes, the total consideration of:

•	(1) $1,000 principal amount of New Notes, plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and New Warrants; and (2) New Warrants to purchase 3.37 shares of Common Stock; or

•	cash in the amount of $880, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

An Eligible Holder that validly tenders its Existing Notes in the Exchange Offers will be deemed to have delivered a consent with respect to such tendered Existing Notes pursuant to the Consent Solicitations. Tendered Existing Notes may not be withdrawn after the Consent Time.

Eligible Holders that validly tender their Existing AGI Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing AGI Notes, the exchange consideration of:

•	(1) $990 principal amount of New Notes, plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and New Warrants; and (2) New Warrants to purchase 3.34 shares of Common Stock; or

•	cash in the amount of $920, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

Eligible Holders that validly tender their Existing Holdings Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing Holdings Notes, the exchange consideration of:

•	(1) $990 principal amount of New Notes, plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and New Warrants; and (2) New Warrants to purchase 3.34 shares of Common Stock; or

•	cash in the amount of $690, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

Eligible Holders that validly tender their Existing Investments Notes and deliver their consents after the Consent Time but at or prior to the Expiration Time will be eligible to receive, for each $1,000 principal amount of Existing Investments Notes, the exchange consideration of:

•	(1) $990 principal amount of New Notes, plus accrued and unpaid interest to, but not including, the Settlement Date paid in New Notes and New Warrants; and (2) New Warrants to purchase 3.34 shares of Common Stock; or

•	cash in the amount of $870, plus accrued and unpaid interest to, but not including, the Settlement Date in cash.

Consummation of the Exchange Offers and Consent Solicitations is conditioned upon the satisfaction or waiver of the conditions set forth in the confidential offering memorandum and consent solicitation statement (the “Offering Memorandum”) and the related letter of transmittal and consent (the “Letter of Transmittal”). Such conditions include, among other things, the valid tender and acceptance by us of at least $237,975,000 aggregate principal amount, or 50.1%, of Existing AGI Notes in the AGI Exchange Offer, which minimum participation condition may be waived by us in our sole discretion. The consummation of the Exchange Offers is also subject to (1) Affinion Group consummating the Credit Agreement Refinancing, and Affinion International using a portion of the proceeds from the Credit Agreement Refinancing to irrevocably deposit with the trustee for the International Notes funds in an amount sufficient to pay and discharge the International Notes in full and (2) receipt of the requisite consent pursuant to the Shareholders Agreement, dated November 9, 2015, among Affinion Holdings and the investors party thereto, as amended from time to time, and the passage of at least 20 calendar days from the date on which the related Information Statement on Schedule 14C is first sent to Affinion Holdings’ stockholders. Subject to the terms and conditions set forth in the Offering Memorandum, Affinion Group, Affinion Holdings and Affinion Investments may waive any of these or any other conditions to the consummation of the Exchange Offers and Consent Solicitations.

The Exchange Offers and Consent Solicitations are being made solely to Eligible Holders upon the terms and subject to the conditions set forth in the Offering Memorandum and the Letter of Transmittal, each dated April 3, 2017. Only holders who certify to their status as “qualified institutional buyers,” institutional “accredited investors” or non-“U.S. persons,” each as defined under the Securities Act, and are Eligible Holders may receive copies of the Offering Memorandum and Letter of Transmittal and participate in the Exchange Offers. Holders wishing to certify that they are Eligible Holders and be eligible to receive a copy of the Offering Memorandum and Letter of Transmittal, should contact the Information and Exchange Agent for the Exchange Offers, D.F. King & Co., Inc., at (800) 848-3416 (Toll-Free), (212) 269-5550 (Dealers and Brokers) or affinion@dfking.com.

This press release is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Exchange Offers and Consent Solicitations are being made and the New Notes and the New Warrants are being offered only to “qualified institutional buyers,” institutional “accredited investors” and holders that are not “U.S. persons,” as such terms are defined under the Securities Act. The New Notes and the New Warrants have not been registered under the Securities Act or under any state securities laws, and the New Notes, the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act, and accordingly, are subject to significant restrictions on transfer and resale as more fully described in the Offering Memorandum and the Letter of Transmittal. The Exchange Offers and Consent Solicitations are subject to the terms and conditions set forth in the Offering Memorandum and the Letter of Transmittal.

This press release, and any other material related thereto, is directed only at persons who: (i) fall within the definition of investment professional under article 19(5) of the United Kingdom Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”); or (ii) are high-net worth entities and other persons falling within article 49(2)(a) to (e) of the Financial Promotion Order; or (iii) are persons falling within article 43 of the Financial Promotion Order; or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000, as amended, in connection with the issue or sale of any New Notes and / or New Warrants) may otherwise be lawfully communicated or caused to be communicated (all such persons together being referred as “Relevant Persons”. This press release is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this press release relates is available only to Relevant Persons and will be engaged in only with Relevant Persons.

In addition, this press release, and any other material related thereto, is only addressed to and directed at persons in Member States of the European Economic Area, who are “qualified investors” within the meaning of article 2(1)(e) of Directive 2003/71/EC, as amended (the “Prospectus Directive”). Each person who initially acquires any New Notes and / or New Warrants or to whom any offer of New Notes and / or New Warrants may be made, will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of article 2(1)(e) of the Prospectus Directive.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion Group provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,500 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, CT, Affinion Group has approximately 3,370 employees and operates in 21 countries globally. For more information, visit www.affinion.com.

Forward-Looking Statements

This press release may contain “forward-looking statements.” These forward-looking statements include, but are not limited to, the completion of the proposed Exchange Offers, discussions regarding industry outlook, Affinion Group’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2017 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on Affinion Group’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, Affinion Holdings’ and Affinion Group’s substantial leverage, restrictions contained in their respective debt agreements, Affinion Group’s inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion Holdings and Affinion Group with the SEC, including Affinion Holdings’ and Affinion Group’s most recent Annual Report on Form 10-K. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, none of Affinion Holdings, Affinion Group or Affinion Investments undertakes any obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.